Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                                                                 Contact:                      Lisa M. O’Neill
                                                                                                                                                           Executive Vice President and Chief Financial Officer
                                                                                                                                                           (574) 267-9125
                                                                                                                                                           lisa.oneill@lakecitybank.com

Lakeland Financial Reports

Record Performance

Annual Net Income Increases 13%

Warsaw, Indiana (January 26, 2015) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported record high net income of $43.8 million for 2014.  Net income increased 13% from $38.8 million for 2013.  Diluted net income per common share increased 12% to $2.61 for 2014 versus $2.33 for 2013.  This per share performance also represents a record level for the company and its shareholders since the company’s founding in 1872.

The company further reported quarterly net income of $11.1 million for the fourth quarter of 2014, an increase of 5%, versus $10.6 million for the fourth quarter of 2013.  Diluted net income per share was $0.66 for the fourth quarter of 2014, an increase of 5%, versus $0.63 for the comparable period of 2013.

David M. Findlay, President and CEO, commented, “Our success in 2014 was clearly driven by our ability to grow the loan portfolio and increase our market share of deposits.  The most effective way for us to contribute to the economic strength of our communities is through this loan growth.  Our record results reflect the efforts of the entire Lake City Bank team as we were able to successfully grow our balance sheet and significantly increase profitability.  Our organic growth strategy is focused on building client relationships one at a time in our Indiana communities, and it is clearly working.”

Return on average total equity for 2014 improved to 12.77% from 12.50% in 2013.  Return on average assets for 2014 increased to 1.32% up from 1.29% in 2013.  The company’s tangible common equity to tangible assets ratio was 10.41% at December 31, 2014, compared to 10.05% at December 31, 2013 and 10.40% at September 30, 2014.

As previously announced, the board of directors approved a cash dividend for the fourth quarter of $0.21 per share, payable on February 5, 2015, to shareholders of record as of January 25, 2015. The quarterly dividend represents an 11% increase over the $0.19 quarterly dividends paid for each quarter of 2013 and for the first quarter of 2014.

The company experienced strong loan growth during the year as average total loans increased $307.3 million, or 13%, to $2.65 billion from $2.34 billion in 2013. Total loans outstanding grew $227.2 million, or 9%, from $2.54 billion as of December 31, 2013 to $2.76 billion as of December 31, 2014. On a linked quarter basis, total loans grew $60.4 million or 2% from $2.70 billion as of September 30, 2014.  Average total loans for the fourth quarter of 2014 were $2.73 billion, an increase of $270.9 million, or 11%, versus $2.46 billion for the comparable period in 2013. On a linked quarter basis, average total loans increased $46.6 million, or 2%, from $2.68 billion for the third quarter of 2014 to $2.73 billion for the fourth quarter of 2014.

Total average deposits also experienced strong growth during the year and increased by $292.6 million, or 12% to $2.80 billion from $2.51 billion. Total deposits grew $327.1 million, or 13%, from $2.55 billion as of December 31, 2013 to $2.87 billion as of December 31, 2014. Average total deposits for the fourth quarter of 2014 were $2.94 billion versus $2.58 billion for the fourth quarter of 2013, an increase of 14%. On a linked quarter basis, average total deposits increased $119.1 million, or 4%.

Findlay added, “We’re particularly proud that our robust loan growth was significantly funded by great core deposit growth in 2014. Our retail and commercial banking teams worked well together as this organic deposit growth was generated throughout our footprint and highlights our focus on growing relationships.”

The company’s net interest margin expanded by six basis points during 2014 to 3.32% for 2014 compared to 3.26% in 2013, although the net interest margin did decline sequentially in each quarter during 2014.  The net interest margin improved for the year despite downward pressure on loan yields and the prolonged low interest rate environment. The net interest margin expansion was attributable primarily to declines in deposit rates and overall funding costs and improvement in the investment portfolio yields, which more than offset declining loan yields.  The company’s net interest margin was 3.28% in the fourth quarter of 2014, compared to 3.33% for the fourth quarter of 2013. The net interest margin was 3.31% in the linked third quarter of 2014, down three basis points due to declining loan yields and a one basis point increase in cost of funds.

Nonperforming assets decreased $10.4 million, or 43%, to $14.0 million as of December 31, 2014 versus $24.4 million as of December 31, 2013. On a linked quarter basis, nonperforming assets were $1.0 million, or 6%, lower than the $15.0 million reported as of September 30, 2014. The decrease in nonperforming assets during the fourth quarter of 2014 primarily resulted from payments received as well as charge-offs recognized on nonperforming loans.  The ratio of nonperforming assets to total assets at December 31, 2014, was 0.41% versus 0.77% at December 31, 2013 and 0.45% at September 30, 2014.  Net charge-offs to average loans were 0.10% for 2014 compared to 0.11% for 2013.  Net charge offs totaled $2.6 million in 2014 compared to $2.5 million in 2013. Net charge-offs totaled $125,000 in the fourth quarter of 2014 versus net charge-offs of $1.0 million during the fourth quarter of 2013 and net recoveries of $782,000 during the linked third quarter of 2014.

For the second consecutive year, the company did not record a provision for loan losses. The absence of a provision for loan losses was generally driven by continued stabilization and improvement in key loan quality metrics, including lower levels of nonperforming loans, appropriate reserve coverage of nonperforming loans, continuing signs of stabilization of the economic conditions of the company’s markets and sustained signs of improvement in its borrowers’ performance and future prospects. The company’s allowance for loan losses as of December 31, 2014 was $46.3 million compared to $48.8 million as of December 31, 2013 and $46.4 million as of September 30, 2014. The allowance for loan losses represented 1.67% of total loans as of December 31, 2014 versus 1.92% at December 31, 2013 and 1.72% as of September 30, 2014. As a result of improved asset quality during 2014, the allowance for loan losses as a percentage of nonperforming loans increased to 338% as of December 31, 2014, versus 204% as of December 31, 2013, and 314% as of September 30, 2014.

The company’s noninterest income was $30.1 million in 2014, compared to $30.7 million in 2013.  Declines in mortgage banking income and investment brokerage fees, more than offset growth in deposit fees, loan fees and other income during 2014.  Noninterest income was $7.2 million for the fourth quarter of 2014 versus $7.9 million in the comparable quarter of 2013 and the linked quarter of 2014. Year-over-year, quarterly noninterest income was positively impacted by a $264,000 increase in service charges on deposit accounts driven by higher deposit fees.  Offsetting the increase was a $656,000 decrease in investment brokerage fees due to lower production volumes.

The company’s noninterest expense increased by $3.4 million, to $66.2 million in 2014 compared to $62.8 million in 2013.  During 2014, the increase in noninterest expense was driven primarily by increases in salary and employee benefit costs and data processing fees. Noninterest expense increased $104,000, or 1%, to $16.6 million in the fourth quarter of 2014 versus $16.5 million in the comparable quarter of 2013. On a linked quarter basis, noninterest expense decreased by $28,000 from $16.7 million in the third quarter of 2014. Salaries and employee benefits decreased by $345,000 in the three month period ended December 31, 2014 versus the same period of 2013. The decrease in salary and employee benefits was driven by lower employee benefit costs and lower commissions paid on investment brokerage fees.  Corporate and business development expense increased during the quarter by $207,000 due to higher advertising and marketing expenses.  Data processing fees increased by $110,000 due to technology related expenditures with the company’s core processor and other technology based providers to enhance the delivery of electronic banking  alternatives and improve commercial product solutions.  The company's efficiency ratio was 50% for the fourth quarter of 2014, compared to 51% for the fourth quarter of 2013 and 49% for the linked third quarter of 2014. For 2014, the efficiency ratio was 50% compared to 52% in 2013, and consistently ranks in the top quartile of peer financial institutions in the country. Revenue growth in 2014 outpaced expense growth for the same period, resulting in an improvement in the efficiency ratio for 2014 compared to 2013.

Findlay concluded, “Our strong capital structure provides a solid foundation for our continued growth in 2015.  The Lake City Bank team has produced record net income in 26 of the last 27 years and the strength and consistency of this performance has provided healthy dividend increases for our shareholders.  We are very well positioned for future growth and expansion in our Indiana communities and are particularly excited about Indianapolis, where we opened our third office in late 2014.”

Lakeland Financial Corporation is a $3.4 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank, its single bank subsidiary, is the fourth largest bank in the state, and the largest bank 100% invested in Indiana. Lake City Bank operates 46 offices in Northern and Central Indiana, delivering technology driven and client-centric financial services solutions to individuals and businesses.

Information regarding Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at www.lakecitybank.com . The company’s common stock is traded on the Nasdaq Global Select Market under “LKFN.” In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures.  Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding the company’s financial performance.  Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible common equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax.  A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the company and its business, including factors that could materially affect the company’s financial results, is included in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K.

LAKELAND FINANCIAL CORPORATION
FOURTH QUARTER 2014 FINANCIAL HIGHLIGHTS
(Unaudited – Dollars in thousands except per share data)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31	Dec. 31,
END OF PERIOD BALANCES	2014	2014	2013	2014	2013
Assets	$ 3,443,284	$ 3,355,903	$ 3,175,764	$ 3,443,284	$ 3,175,764
Deposits	2,873,120	2,889,672	2,546,068	2,873,120	2,546,068
Brokered Deposits	142,429	224,486	29,755	142,429	29,755
Core Deposits	2,730,691	2,665,186	2,516,313	2,730,691	2,516,313
Loans	2,762,320	2,701,923	2,535,098	2,762,320	2,535,098
Allowance for Loan Losses	46,262	46,387	48,797	46,262	48,797
Total Equity	361,385	351,949	321,964	361,385	321,964
Tangible Common Equity	358,209	348,769	318,914	358,209	318,914
AVERAGE BALANCES
Total Assets	$ 3,411,849	$ 3,351,474	$ 3,109,027	$ 3,318,271	$ 3,009,738
Earning Assets	3,221,946	3,172,423	2,942,828	3,137,082	2,833,505
Investments	475,839	476,643	473,623	475,069	474,711
Loans	2,731,259	2,684,667	2,460,396	2,650,678	2,343,422
Total Deposits	2,938,291	2,819,237	2,577,777	2,797,929	2,505,340
Interest Bearing Deposits	2,386,541	2,317,643	2,111,449	2,299,578	2,087,870
Interest Bearing Liabilities	2,486,073	2,485,979	2,307,167	2,461,352	2,265,303
Total Equity	358,022	348,154	319,620	343,135	310,627
INCOME STATEMENT DATA
Net Interest Income	$ 26,104	$ 25,965	$ 24,298	$ 102,303	$ 90,439
Net Interest Income-Fully Tax Equivalent	26,591	26,451	24,780	104,232	92,235
Provision for Loan Losses	0	0	0	0	0
Noninterest Income	7,163	7,871	7,878	30,053	30,737
Noninterest Expense	16,632	16,660	16,528	66,166	62,778
Net Income	11,070	11,511	10,588	43,805	38,839
PER SHARE DATA
Basic Net Income Per Common Share	$ 0.67	$ 0.70	$ 0.64	$ 2.65	$ 2.36
Diluted Net Income Per Common Share	0.66	0.69	0.63	2.61	2.33
Cash Dividends Declared Per Common Share	0.21	0.21	0.19	0.82	0.57
Book Value Per Common Share (equity per share issued)	21.83	21.26	19.54	21.83	19.54
Tangible Book Value Per Common Share	21.64	21.08	19.36	21.64	19.36
Market Value – High	44.15	39.93	39.32	44.15	39.32
Market Value – Low	36.98	35.50	31.72	34.96	23.92
Basic Weighted Average Common Shares Outstanding	16,549,466	16,547,551	16,466,461	16,535,530	16,436,131
Diluted Weighted Average Common Shares Outstanding	16,795,819	16,775,770	16,688,793	16,781,455	16,634,338
KEY RATIOS
Return on Average Assets	1.29%	1.36%	1.35%	1.32%	1.29%
Return on Average Total Equity	12.27	13.12	13.14	12.77	12.50
Efficiency (Noninterest Expense / Net Interest Income plus Noninterest Income)	49.99	49.24	51.37	49.99	51.81
Average Equity to Average Assets	10.49	10.39	10.28	10.34	10.32
Net Interest Margin	3.28	3.31	3.33	3.32	3.26
Net Charge Offs to Average Loans	0.02	(0.12)	0.16	0.10	0.11
Loan Loss Reserve to Loans	1.67	1.72	1.92	1.67	1.92
Loan Loss Reserve to Nonperforming Loans	337.51	314.18	203.79	337.51	203.79
Loan Loss Reserve to Nonperforming Loans and Performing TDR's	153.19	143.11	117.13	153.19	117.13
Nonperforming Loans to Loans	0.50	0.55	0.94	0.50	0.94
Nonperforming Assets to Assets	0.41	0.45	0.77	0.41	0.77
Total Impaired and Watch List Loans to Total Loans	5.75	6.08	6.64	5.75	6.64
Tier 1 Leverage	11.22	11.18	11.25	11.22	11.25
Tier 1 Risk-Based Capital	13.11	13.15	12.99	13.11	12.99
Total Capital	14.36	14.40	14.25	14.36	14.25
Tangible Capital	10.41	10.40	10.05	10.41	10.05
ASSET QUALITY
Loans Past Due 30 - 89 Days	$ 2,367	$ 2,432	$ 1,968	$ 2,367	$ 1,968
Loans Past Due 90 Days or More	130	0	46	130	46
Non-accrual Loans	13,577	14,764	23,899	13,577	23,899
Nonperforming Loans (includes nonperforming TDR's)	13,707	14,764	23,945	13,707	23,945
Other Real Estate Owned	284	200	469	284	469
Other Nonperforming Assets	9	6	12	9	12
Total Nonperforming Assets	14,000	14,970	24,426	14,000	24,426
Performing Troubled Debt Restructurings	16,492	17,650	17,714	16,492	17,714
Nonperforming Troubled Debt Restructurings (included in nonperforming loans)	9,160	9,841	18,531	9,160	18,531
Total Troubled Debt Restructurings	25,653	27,491	36,245	25,653	36,245
Impaired Loans	31,957	34,137	43,218	31,957	43,218
Non-Impaired Watch List Loans	126,782	130,014	125,045	126,782	125,045
Total Impaired and Watch List Loans	158,739	164,151	168,263	158,739	168,263
Gross Charge Offs	1,010	270	1,182	4,685	4,052
Recoveries	885	1,052	174	2,150	1,404
Net Charge Offs/(Recoveries)	125	(782)	1,008	2,535	2,648

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
December 31, 2014 and 2013
(in thousands, except share data)

	December 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Cash and due from banks	$ 75,381	$ 55,727
Short-term investments	15,257	7,378
Total cash and cash equivalents	90,638	63,105

Securities available for sale (carried at fair value)	475,911	468,967
Real estate mortgage loans held for sale	1,585	1,778

Loans, net of allowance for loan losses of $46,262 and $48,797	2,716,058	2,486,301

Land, premises and equipment, net	41,983	39,335
Bank owned life insurance	66,612	62,883
Federal Reserve and Federal Home Loan Bank stock	9,413	10,732
Accrued interest receivable	8,662	8,577
Goodwill	4,970	4,970
Other assets	27,452	29,116
Total assets	$ 3,443,284	$ 3,175,764

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits	$ 579,495	$ 479,606
Interest bearing deposits	2,293,625	2,066,462
Total deposits	2,873,120	2,546,068

Short-term borrowings
Federal funds purchased	500	11,000
Securities sold under agreements to repurchase	54,907	104,876
Other short-term borrowings	105,000	146,000
Total short-term borrowings	160,407	261,876

Long-term borrowings	35	37
Subordinated debentures	30,928	30,928
Accrued interest payable	2,946	2,918
Other liabilities	14,463	11,973
Total liabilities	3,081,899	2,853,800

STOCKHOLDERS' EQUITY
Common stock: 90,000,000 shares authorized, no par value
16,550,324 shares issued and 16,465,621 outstanding as of December 31, 2014
16,475,716 shares issued and 16,377,449 outstanding as of December 31, 2013	96,121	93,249
Retained earnings	263,345	233,108
Accumulated other comprehensive income/(loss)	3,830	(2,494)
Treasury stock, at cost (2014 - 84,703 shares, 2013 - 98,267 shares)	(2,000)	(1,988)
Total stockholders' equity	361,296	321,875
Noncontrolling interest	89	89
Total equity	361,385	321,964
Total liabilities and equity	$ 3,443,284	$ 3,175,764

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months and Twelve Months Ended December 31, 2014 and 2013
(in thousands except for share and per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 27,000	$ 25,288	$ 105,317	$ 98,757
Tax exempt	122	98	470	402
Interest and dividends on securities
Taxable	2,062	1,838	8,176	5,398
Tax exempt	826	817	3,281	3,124
Interest on short-term investments	13	9	44	55
Total interest income	30,023	28,050	117,288	107,736

Interest on deposits	3,622	3,380	13,568	15,745
Interest on borrowings
Short-term	37	141	388	490
Long-term	260	231	1,029	1,062
Total interest expense	3,919	3,752	14,985	17,297

NET INTEREST INCOME	26,104	24,298	102,303	90,439

Provision for loan losses	0	0	0	0

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	26,104	24,298	102,303	90,439

NONINTEREST INCOME
Wealth advisory fees	1,026	952	4,072	3,847
Investment brokerage fees	631	1,287	3,370	4,736
Service charges on deposit accounts	2,522	2,258	9,495	8,806
Loan, insurance and service fees	1,612	1,612	6,799	6,404
Merchant card fee income	412	340	1,549	1,265
Bank owned life insurance income	311	469	1,393	1,653
Other income	536	735	2,978	2,488
Mortgage banking income	113	225	621	1,431
Net securities gains (losses)	0	0	(224)	107
Total noninterest income	7,163	7,878	30,053	30,737

NONINTEREST EXPENSE
Salaries and employee benefits	9,338	9,683	38,648	37,176
Net occupancy expense	891	844	3,776	3,376
Equipment costs	885	810	3,231	2,831
Data processing fees and supplies	1,630	1,520	6,171	5,635
Corporate and business development	1,021	814	3,073	2,734
FDIC insurance and other regulatory fees	490	471	1,936	1,855
Professional fees	749	805	2,990	3,171
Other expense	1,628	1,581	6,341	6,000
Total noninterest expense	16,632	16,528	66,166	62,778

INCOME BEFORE INCOME TAX EXPENSE	16,635	15,648	66,190	58,398
Income tax expense	5,565	5,060	22,385	19,559
NET INCOME	$ 11,070	$ 10,588	$ 43,805	$ 38,839

BASIC WEIGHTED AVERAGE COMMON SHARES	16,549,466	16,466,461	16,535,530	16,436,131
BASIC EARNINGS PER COMMON SHARE	$ 0.67	$ 0.64	$ 2.65	$ 2.36
DILUTED WEIGHTED AVERAGE COMMON SHARES	16,795,819	16,688,793	16,781,455	16,634,338
DILUTED EARNINGS PER COMMON SHARE	$ 0.66	$ 0.63	$ 2.61	$ 2.33

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
FOURTH QUARTER 2014
(unaudited in thousands)

	December 31,		September 30,		December 31,
	2014		2014		2013
Commercial and industrial loans:
Working capital lines of credit loans	$ 544,043	19.7%	$ 517,916	19.2%	$ 457,690	18.0%
Non-working capital loans	491,330	17.8	513,525	19.0	443,877	17.5
Total commercial and industrial loans	1,035,373	37.5	1,031,441	38.2	901,567	35.6

Commercial real estate and multi-family residential loans:
Construction and land development loans	156,636	5.7	153,118	5.7	157,630	6.2
Owner occupied loans	403,154	14.6	396,207	14.7	370,386	14.6
Nonowner occupied loans	394,458	14.3	401,454	14.9	394,748	15.6
Multifamily loans	71,811	2.6	84,875	3.1	63,443	2.5
Total commercial real estate and multi-family residential loans	1,026,059	37.1	1,035,654	38.3	986,207	38.9

Agri-business and agricultural loans:
Loans secured by farmland	137,407	5.0	131,516	4.9	133,458	5.3
Loans for agricultural production	136,380	4.9	78,203	2.9	120,571	4.8
Total agri-business and agricultural loans	273,787	9.9	209,719	7.8	254,029	10.0

Other commercial loans	75,715	2.7	77,076	2.9	70,770	2.8
Total commercial loans	2,410,934	87.3	2,353,890	87.1	2,212,573	87.3

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	145,167	5.3	143,892	5.3	125,444	4.9
Open end and junior lien loans	150,220	5.4	150,859	5.6	146,946	5.8
Residential construction and land development loans	6,742	0.2	5,726	0.2	4,640	0.2
Total consumer 1-4 family mortgage loans	302,129	10.9	300,477	11.1	277,030	10.9

Other consumer loans	49,541	1.8	47,967	1.8	46,125	1.8
Total consumer loans	351,670	12.7	348,444	12.9	323,155	12.7
Subtotal	2,762,604	100.0%	2,702,334	100.0%	2,535,728	100.0%
Less: Allowance for loan losses	(46,262)		(46,387)		(48,797)
Net deferred loan fees	(284)		(411)		(630)
Loans, net	$2,716,058		$2,655,536		$2,486,301